                      STOCK PURCHASE COMMITMENT AGREEMENT
                          (Series F Preferred Stock)


                                    between

                           AASTROM BIOSCIENCES, INC.


                                      and


                            COBE LABORATORIES, INC.



                               October 29, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.  Definitions..............................................................  1

2.  Commitment to Purchase Shares............................................  3

3.  Closing..................................................................  3

4.  Representations and Warranties of the Purchaser..........................  4

5.  Representations and Warranties of the Company............................  6
     5.1.   Organization, Qualifications and Corporate Power.................  6
     5.2.   Authorization of Agreement.......................................  7
     5.3.   Validity.........................................................  7
     5.4.   Authorized Capital Stock.........................................  8
     5.5.   Litigation.......................................................  8
     5.6.   Financial Statements.............................................  9
     5.7.   No Convictions...................................................  9
     5.8.   Brokers..........................................................  9
     5.9.   Subsidiaries.....................................................  9
     5.10.  Directors and Officers...........................................  9
     5.11.  No Material Adverse Change....................................... 10
     5.12.  Taxes............................................................ 10
     5.13.  Employee Benefit Plans........................................... 10
     5.14.  Title to Properties.............................................. 11
     5.15.  Leasehold Interests.............................................. 11
     5.16.  Insurance........................................................ 11
     5.17.  Other Agreements................................................. 11
     5.18.  Patents, Trademarks, Etc......................................... 12
     5.19.  Proprietary Information of Third Parties......................... 12
     5.20.  Compliance With Law.............................................. 13
     5.21.  Loans and Advances............................................... 14
     5.22.  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons... 14
     5.23.  Governmental Approvals........................................... 14
     5.24.  Disclosure....................................................... 14
     5.25.  Offering of Shares............................................... 15
     5.26.  Transactions With Affiliates..................................... 15

6.  Covenants of the Company................................................. 15
     6.1.   Ordinary Course of Business...................................... 15

      6.2.   Updated Information............................................  15
      6.3.   Board of Directors Seat........................................  15

7.   Stock Registration Rights..............................................  15

9.   Information Rights.....................................................  16

10.  Company's Put Right....................................................  16

11.  Purchaser's Preemptive Rights..........................................  16

13.  General Provisions.....................................................  16
      13.1.  Irrevocability; Binding Effect.................................  16
      13.2.  Modification...................................................  17
      13.3.  Notices........................................................  17
      13.4.  Assignability..................................................  17
      13.5.  Applicable Law.................................................  17
      13.6.  Confidentiality................................................  17
      13.7.  Entirety.......................................................  17
      13.8.  Survival.......................................................  18
      13.9.  Expenses.......................................................  18
      13.10. Construction...................................................  18
      13.11. Severability...................................................  18
      13.12. Counterparts...................................................  19


EXHIBITS:

 A        Amended and Restated Articles of Incorporation

 B        Opinion of Legal Counsel to the Company



SCHEDULES:

 5.5      Litigation

 6.4      Stock Schedule

                      STOCK PURCHASE COMMITMENT AGREEMENT
                          (Series F Preferred Stock)



     This Agreement is entered into as of October 29, 1996, by and between Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), and Cobe Laboratories, Inc., a Colorado corporation (the "Purchaser"), with respect to the factual recitals set forth below.

     Certain terms used in this Agreement are defined in Section 1 of this Agreement.

                                   RECITALS

     A. The Company and the Purchaser previously entered into that certain Stock Purchase Agreement dated as of October 22, 1993 (the "1993 Stock Purchase Agreement"), pursuant to which the Purchaser purchased 10,000 shares of the Company's Series C preferred stock. Pursuant to Section 5.05 of the 1993 Stock Purchase Agreement, the Company has a "put right" which obligates the Purchaser to purchase up to $5 million of additional capital stock in the Company, under the terms and provisions set forth therein (the "Company's Put Right").
Pursuant to Section 5.04 of the 1993 Stock Purchase Agreement, the Company granted to the Purchaser certain preemptive rights to purchase additional shares of the Company's capital stock when the Company has its initial public offering ("IPO") of stock registered with the Securities and Exchange Commission or another equity financing (the "Purchaser's Preemptive Rights").

     B. The Company has prepared Amended and Restated Articles of Incorporation, a copy of which is attached hereto as Exhibit A (the "Amended Articles"), which create 833,333 shares of Series F preferred stock (the "Shares") having rights, privileges and preferences as set forth in the Amended Articles.

     WHEREFORE, the parties hereto mutually agree as follows:

1.   Definitions.

          "1993 Stock Purchase Agreement" is defined in Recital A hereof.

          "Advisors" is defined in Section 4.4 hereof.

          "Amended Articles" is defined in Recital B hereof.

          "Closing" is defined in Sections 3.1 and 3.2 hereof.

          "Common Stock" is defined in Section 4.1 hereof.

          "Company's Put Right" is defined in Recital A hereof.

          "Conversion Shares" is defined in Section 4.1 hereof.

          "Disclosure Statement" is defined in Section 4.3 hereof.

          "Financial Statements" is defined in Section 4.3 hereof.

          "Investors' Rights Agreement is defined in Section 7 hereof.

          "IPO" is defined in Recital A hereof.

          "Most Recent Financial Statements" is defined in Section 4.3 hereof.

          "Notice to Purchase" is defined in Section 2.3 hereof.

          "Prospectus" is defined in Section 4.3 hereof.

          "Purchaser's Preemptive Right" is defined in Recital A hereof.

          "Qualifying Financing" means any one of the following:

               a. the Company entering into (or completing) a term sheet agreement (or other agreement) with investors or an underwriter by December 1, 1997, which provides for: (i) a scheduled closing by February 1, 1998, (ii) a public sale (i.e., an IPO) or private sale of equity securities of the Company, the gross proceeds from which equity sale is to aggregate to at least $10 million, (iii) the proceeds of the sale are not designated by the investor for specified limited purposes, (iv) the price per share for the sale is set by mutual agreement between the Company and investors who invest at least $1 million, and (v) the sale of equity securities actually is consummated by February 1, 1998; or

               b. the Company entering into (or completing) a term sheet agreement (or other agreement) by December 1, 1997 for the merger or sale of the Company at a value of at least $85 million, with (i) a scheduled closing for the merger or sale to be by February 1, 1998, and (ii) the merger or sale actually being consummated by February 1, 1998; or

               c. the Company's Board of Directors adopting an Operational Plan for the Company to continue its operations in the ordinary course of business through December 31, 1998, funded by the Company's own cash flow and other resources, without requiring outside equity or debt investment in the Company, and with said Operational Plan being consistent with the intent of the annual Product Development Plan ("PDP") that is part of the Distribution Agreement between the Company and the Purchaser.

          "Securities Act" is defined in Section 4.1 hereof.

          "Shares" is defined in Recital B hereof.

          2.  Commitment to Purchase Shares.

              2.1. The Purchaser hereby commits to purchase from the Company up to 833,333 shares of Series F preferred stock, at $6.00 per share, for an aggregate of up to $5 million cash purchase price, in accordance with the Company's Notice to Purchase and the terms of this Agreement.

              2.2. If the Company elects to sell any shares of Series F preferred stock to the Purchaser, in accordance with the terms of this Agreement, the Company shall give to the Purchaser a written notice (the "Notice to Purchase") which specifies the number of shares of Series F preferred stock which the Company is calling upon the Purchaser to purchase, and the scheduled date for the closing of said purchase. The Notice to Purchase may be given any time up through September 1, 1997, and shall specify a Closing date for consummating the purchase to be not less than 90 days after the Notice to Purchase is delivered to the Purchaser.

              2.3. The Company may give to the Purchaser not more than two Notices to Purchase, such that the Purchaser is required to purchase the Shares in not more than two increments. Each increment shall be for not less than $1 million worth of the Shares, and the first increment may be for as much as $5 million worth of the Shares.

              2.4. Upon the Company completing an IPO, the Purchaser's obligation to purchase additional shares of Series F preferred stock will terminate.

          3.  Closing.

              3.1. At each closing (the "Closing") for the purchase and sale of an increment of the Shares pursuant to this Agreement, the parties shall execute and deliver all necessary documents to consummate the Closing as specified by this Agreement, and the Purchaser shall pay the full purchase price for the Shares specified in the Notice to Purchase, with payment by wire transfer to the Company's offices in Ann Arbor, Michigan.

              3.2. At the Closing, to be held at the Company's offices in Ann Arbor, Michigan, the Company shall deliver to the Purchaser (a) a stock certificate representing the Shares purchased, (b) a copy of the Amended Articles, evidencing filing with the Corporations and Securities Bureau of the Department of Commerce of the State of Michigan, (c) a certificate signed by the Secretary of the Company evidencing that the necessary actions by the Company's Board of Directors and shareholders have been taken to approve the authorization, issuance and sale of the Shares pursuant to this Agreement, (d) an opinion of legal counsel to the Company substantially in the form attached hereto as Exhibit B, which opinion shall be addressed to the Purchaser and dated the date of the Closing, and (e) a certificate signed by the President of the Company confirming that the representations and warranties of the Company contained in this Agreement remain true and correct in all material respects at and as of the Closing, and that all of the covenants and agreements of the Company contained in this Agreement and required to be performed on or prior to the Closing shall have been performed in all material respects.

          4. Representations and Warranties of the Purchaser. In order to induce the Company to sell the Shares to the Purchaser, the Purchaser hereby acknowledges, represents, warrants and agrees as follows:

              4.1. None of the Shares of Series F Stock are (and the shares of common stock, no par value ("Common Stock") issuable upon conversion thereof ("Conversion Shares") will not be) registered under the Securities Act of 1933 (as amended, the "Securities Act") or any state securities laws. The Purchaser understands that the sale of the Shares is intended to be exempt from registration under Section 4(2) of the Securities Act and/or the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement.

              4.2. Neither the Securities and Exchange Commission nor any state securities commission has approved any of the Shares or passed upon or endorsed the merits of this transaction.

              4.3. Prior to its execution of this Agreement, the Purchaser has received from the Company (i) the draft Registration Statement on Form S-1 for the Company dated August, 1996, together with a supplemental update thereto dated October 3, 1996 (collectively called the "Disclosure Statement"), (ii) a copy of the Amended Articles, for the purpose of creating the Series F Stock, and (iii) the audited financial statements of the Company for the year ended June 30, 1996, and the unaudited financial statements of the Company for the month ended September 30, 1996 (the "Most Recent Financial Statements") (collectively, the "Financial Statements").

              4.4. The Purchaser acknowledges that all documents, records and books pertaining to the investment in the Shares, including the Disclosure Statement, have been made available for inspection by the Purchaser, or by its attorney, accountant, purchaser representative and/or tax advisor (collectively, the "Advisors") and that the Purchaser and/or its Advisors have completed such review as they deem to be necessary to make the decision to purchase the Shares.

              4.5. The Purchaser has reviewed the merits and risks of an investment in the Shares. The Purchaser and the Advisors have had a reasonable opportunity to ask questions of and receive answers from members of management of the Company concerning the offer and sale of the Shares and all such questions have been answered to the full satisfaction of the Purchaser.

              4.6. In evaluating the suitability of an investment in the Shares, the Purchaser has not relied upon any representation or other information (oral or written) other than as contained in documents or answers to questions so furnished to the Purchaser or its Advisors by the Company.

              4.7. No oral or written representations have been made or oral or written information furnished to the Purchaser or its Advisors in connection with this Agreement which were in any way inconsistent with the information provided to the Purchaser or its Advisors, including the Disclosure Statement.

              4.8. The Purchaser, together with the Advisors, have such knowledge and experience in financial, tax and business matters so as to enable each of them to utilize the information made available to each of them in connection with the purchase of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

              4.9. The Purchaser is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Purchaser has relied on the advice, or has consulted with, only its own Advisors concerning tax matters.

              4.10. The Purchaser is acquiring the Shares solely for its own account, for investment, and not with a view to or for subdivision, resale or distribution, in whole or in part, and no other person has or will have a direct or indirect beneficial interest in the Shares, other than for any partner or shareholder owners of the Purchaser, if any.

              4.11. The Purchaser must bear the economic risk of the investment indefinitely because none of the Shares of Series F Stock (or Conversion Shares) may be sold, hypothecated or otherwise disposed of unless (i) subsequently registered under the Securities Act and applicable state securities laws, or
(ii) an exemption from registration is available at that time. Legends shall be placed on the Shares (and the Conversion Shares) to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereon will be made in the Company's stock books.

              4.12. The Purchaser has adequate means of providing for the Purchaser's current financial needs and foreseeable contingencies and the Purchaser accepts the fact that an investment in the Shares will not be liquid.

              4.13. The Purchaser is aware that an investment in the Shares involves a number of very significant risks and, in particular, acknowledges that the Company is in the development stage. The Purchaser understands that the risks associated with an investment in the Shares could result in, and the Purchaser can sustain, a complete loss of its investment.

              4.14. The Purchaser is an "accredited investor" as such term is defined in the regulations promulgated under the Securities Act.

              4.15. The Purchaser represents that it has full power and authority to execute and deliver this Agreement and all other related agreements and certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, and this Agreement is a legal, valid and binding obligation of the Purchaser. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

              4.16. The Purchaser represents to the Company that the information contained herein may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws. The Purchaser further represents and warrants that it will notify the Company immediately upon the occurrence of any material change to the information contained herein occurring prior to the Company's issuance of the Shares.

              4.17. The Purchaser is unaware of, and in no way relying on, any form of general solicitation or general advertising in connection with the offer and sale of the Shares.

              4.18. The Purchaser agrees that the Shares may not be sold, mortgaged, pledged, hypothecated or otherwise transferred unless the Shares are registered under the Securities Act and applicable state securities laws or are exempt from registration thereunder; and that the certificate evidencing the Shares will contain a customary Securities Act legend with respect to the foregoing transfer restriction.

          5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

              5.1. Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, to issue, sell and deliver the Series F Stock, and to issue and deliver the Conversion Shares as provided in the Amended Articles.

              5.2. Authorization of Agreement.

                   a. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale and delivery of the Series F Stock and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Amended Articles or the Bylaws of the Company (the "Bylaws"), or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                   b. The Series F Stock has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of the Company with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth herein. The Conversion Shares have been duly reserved for issuance upon conversion of the Series F Stock and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and, so long as the Series F

Stock tendered for conversion is free and clear of liens or encumbrances, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth herein. Neither the issuance, sale or delivery of the Series F Stock nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which right has not been waived.

              5.3. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

              5.4. Authorized Capital Stock. The authorized capital stock of the Company consists of 12,200,000 shares of Preferred Stock, and 21,500,000 shares of Common Stock. Immediately prior to the Closing, 2,829,735 shares of Common Stock and 9,451,766 shares of Preferred Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other), if any, to purchase or otherwise acquire equity securities of the Company prior to the Closing Date and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights, if any, held by each, are as set forth in the Disclosure Statement and/or in Schedule 6.4 attached hereto. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class of authorized capital stock of the Company are as set forth in the Amended Articles, a copy of which has previously been delivered to the Purchaser, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule 6.4 or in the Disclosure Statement, (a) no person owns of record or is known to the Company to own beneficially any share of Common Stock,
(b) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (c) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Amended Articles or as set forth herein, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth herein or in the Disclosure Statement, there are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

              5.5.  Litigation.

                    Except as disclosed in Schedule 5.5 delivered to the Purchaser, there is no (a) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company or its directors, officers, or management, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (c) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best knowledge of the Company, there is no basis for any of the foregoing. Without waiving any applicable attorney-client privilege, the Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. To the best knowledge of the Company, the Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

              5.6. Financial Statements. The Company has furnished to the Purchaser the Financial Statements. The Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles. The balance sheets included in the respective Financial Statements accurately reflect the financial condition and all assets and liabilities of the Company at the times referred to therein. The statements of income and cash flows accurately reflect the operations of the Company for the periods referred to therein. There are no undisclosed liabilities in the Financial Statements.

              5.7. No Convictions. To the best of the knowledge of the Company, during the past ten (10) years, none of the directors, officers, or management of the Company have been arrested or convicted of any material crime, including any felony (whether material or not), have been indicted, have been bankrupt nor have any of them been restricted in any way from bidding on contracts with the government of the United States.

              5.8. Brokers. The Company has no knowledge of any brokerage or finders fee due in conjunction with the transactions contemplated by this Agreement.

              5.9. Subsidiaries. The Company has no subsidiaries. The Company does not (a) own of record or beneficially, directly or indirectly: (1) any shares of capital stock or securities convertible into capital stock of any corporation; or (2) any participating interest in any partnership, joint venture or other non-corporate business enterprise; or (b) control, directly or indirectly, any other entity.

              5.10. Directors and Officers. The Disclosure Statement sets forth the names of the directors and officers of the Company, together with the title of each such person.

              5.11. No Material Adverse Change. Since the date of the Most Recent Financial Statements, (a) there has been no material adverse change in the assets, liabilities or financial condition of the Company from that reflected in the Most Recent Financial Statements, except for changes in the ordinary course of business, and (b) none of the business, prospects, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

              5.12. Taxes. The Company has filed all tax returns, Federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor, to the Company's knowledge, any of its stockholders, has ever filed consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

              5.13. Employee Benefit Plans. To the knowledge of the Company, each of the Company's employee benefit plans (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended. To the knowledge of the Company, all required reports and descriptions have been filed or distributed appropriately with respect to each employee benefit plan. There have been no prohibited transactions with respect to any employee benefit plan. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any employee benefit plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any employee benefit plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened. The Company and its directors and officers (and employees with responsibility for employee benefits matters) have no knowledge of any basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

              5.14. Title to Properties. The Company has good and marketable title to its properties and assets reflected in the Financial Statements or acquired by it since the date of the Financial Statements (other than for equipment leased pursuant to financing leases, and other than properties and assets disposed of in the ordinary course of business since the date of the Financial Statements), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for equipment financing leases, and for liens to secure payment of obligations reflected in the Financial Statements and for current taxes not yet due and payable, and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

              5.15. Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal is a valid and enforceable agreement without any material default of the Company thereunder and, to the best of the Company's knowledge, without any default by the Company of any material term thereunder; the Company has not been notified of any default and has no reason to believe that it is in default of any term thereunder. To the best of the Company's knowledge, no other party to any such lease or agreement is in default of a material term thereunder. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

              5.16. Insurance. The Company maintains as to its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

              5.17. Other Agreements. With respect to each material contract to which the Company is a party, the Company and, to the best of the Company's knowledge, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any material lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such material lease, contract or other agreement and the Company has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Company is a party.

              5.18.  Patents, Trademarks, Etc.

                     a. The Disclosure Statement describes all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all material applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Disclosure Statement contains an accurate and complete description of all material licenses. The Company is in compliance in all material respects with each of such licenses. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, or that the Company is not in compliance with any term or condition of a license, and there is no basis for any such claim (whether or not pending or threatened). The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company except as set forth in the Disclosure Statement.

                     b. The Company has taken reasonable security measures to protect the secrecy, confidentiality, and value of the Company's trade secrets; any of their employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed these secrets, or who have knowledge of or access to information relating to them, have entered into agreements protecting the confidentiality thereof.

              5.19. Proprietary Information of Third Parties. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

              5.20. Compliance With Law. To the best of the Company's knowledge, the Company has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the violation of which would have a material adverse effect upon the Company, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as it is now conducted. To the best of the Company's knowledge, there is no existing law, rule, regulation or order, and the

Company after due inquiry is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business, in which it is now conducting business or in which it proposes to conduct business, other than the customary governmental approvals required for medical products. Without limiting the foregoing in any manner, to the best of the Company's knowledge, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, with the Employee Retirement Income Security Act of 1974, as amended, with the Occupational Health and Safety Act, and with the Americans With Disabilities Act. To the best of the Company's knowledge, the Company is in full compliance with the Immigration Reform and Control Act of 1986, as amended, and all key employees who are not United States citizens are currently authorized under United States immigration laws to hold United States employment and will continue to have such employment authorization throughout the term of the Series F Stock investment, and are otherwise in compliance with United States immigration laws.

              5.21. Loans and Advances. The Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except as reflected on the Financial Statements, and except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company. In the near future, the Company expects to borrow funds from the State Treasurer of the State of Michigan pursuant to a pending convertible loan commitment, as described in
Section 12 hereof.

              5.22. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Except as disclosed in the Financial Statements, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

              5.23. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Series F Stock or, upon conversion of the Series F Stock, the issuance and delivery of the Conversion Shares, other than (a) filings pursuant to state securities laws (all of which filings have been or will be made by the Company) in connection with the sale of the Series F Stock and (b) with respect to the Registration Rights as set forth in Section 7 hereof, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

              5.24. Disclosure. The Company's Disclosure Statement, contains only true and accurate facts and representations, and does not contain any untrue information and does not omit any material fact necessary to make the statements contained therein not misleading. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. As of the date hereof, no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the Disclosure Statement.

              5.25. Offering of Shares. This Agreement is being made by the Company pursuant to an exemption from the registration requirements of the Securities Act.

              5.26. Transactions With Affiliates. Except as set forth in the Disclosure Statement, no director, officer, employee or stockholder of the Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest in or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

          6.  Covenants of the Company.

              6.1. Ordinary Course of Business. From the date hereof through the last Closing under this Agreement, the Company shall continue to operate the Company's business in the ordinary course, expecting only for any extraordinary activity as may be approved by the Company's Board of Directors.

              6.2. Updated Information. From the date hereof through the last Closing under this Agreement, the Company shall promptly inform the Purchaser of any new facts or circumstances which come to the attention of the Company and which are likely to have any material adverse effect on the Company or which constitute any material adverse variation from the representations made by the Company herein.

              6.3. Board of Directors Seat. From the date hereof and continuing so long as the Purchaser owns at least 15% of the issued and outstanding common stock of the Company (calculated on the basis of all preferred stock being converted into common stock pursuant to the conversion formula set forth in the Company's Restated Articles of Incorporation), the Company will use reasonable and good faith efforts to cause to be elected as a member of the Company's Board of Directors one person nominated by the Purchaser; provided that the Board of Directors determines in the exercise of its fiduciary duties that the Purchaser's nominee is qualified to serve on the Board. If the Board so determines that the nominee is not qualified, then the Purchaser may make further nominations until the Board determines that the nominee is qualified.

          7. Stock Registration Rights. The Shares shall be entitled to the benefits and subject to the terms of the stock registration rights provisions as set forth in Sections 2.4 through 2.14, inclusive, of the Company's Amended and Restated Investors' Rights Agreement dated as of April 7, 1992, as amended (the "Investors' Rights Agreement"), a copy of which has been furnished to the Purchaser.

          8. Market Stand-off Restriction. The Purchaser (and any other holders of the Shares) shall abide by the 180-day "market stand-off" restriction on the sale of the Shares following the Company's public stock offering, as applicable to all other holders of the Company's preferred stock, and/or as required by the Investors' Rights Agreement.

          9. Information Rights. The holder(s) of the Shares shall be entitled to receive the Company's information and financial statements as specified in Sections 3.1 through 3.7, inclusive, of the Investors' Rights Agreement.

          10. Company's Put Right. To the extent that the Purchaser purchases shares of Series F preferred stock pursuant to this Agreement, the Purchaser's obligations under the Company's Put Right (as specified in Section 5.05 of the 1993 Stock Purchase Agreement) shall be reduced on a dollar for dollar basis. For example, if the Purchaser purchases $1 million of Series F preferred stock pursuant to the terms of this Agreement, then the Purchaser's obligation under the Company's Put Right shall be reduced from $5 million to $4 million.

          11. Purchaser's Preemptive Rights. To the extent that the Purchaser purchases shares of Series F preferred stock pursuant to this Agreement, the shares of Series F Preferred Stock purchased by the Purchaser will be excluded from the determination of the Purchaser's percentage ownership of the Company for purposes of calculating the Purchaser's Preemptive Rights (as granted pursuant to Section 5.04 of the 1993 Stock Purchase Agreement).

          12. Condition. The Purchaser's obligations under this Agreement are conditional upon the Company also entering into a Convertible Loan Commitment Agreement with the State Treasurer of the State of Michigan for $5,000,000, in substantially the same form and substance as was approved by the Company's Board of Directors in September 1996.

          13.  General Provisions.

               13.1. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the commitment hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives, and permitted assigns.

               13.2. Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

               13.3. Notices. A notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by any means, including without limitation, mail, express delivery service, or facsimile. Any notice or other communication shall be deemed given at the time it is received at the party's address set forth on the signature page of this Agreement, or at such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13.3.

               13.4. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, except to an affiliate of the Purchaser who qualifies as an "accredited investor," and the Purchaser further agrees that the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

               13.5. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Michigan without regard to its conflicts of laws principles.

               13.6. Confidentiality. The Purchaser acknowledges and agrees that any information or data it has acquired from or about the Company, including the information contained in the Disclosure Statement and the Financial Statements, but excluding any information which was in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

               13.7. Entirety. This Agreement, together with the Exhibits, Schedules and other documents referenced herein, constitutes the entire agreement between the Purchaser and the Company with respect to the purchase and sale of the Series F Shares, and supersedes all prior oral or written agreements and understandings, if any, relating thereto. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

               13.8. Survival. The Purchaser's representations and warranties made in this Agreement shall survive the execution and delivery hereof and of the Shares.

               13.9. Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

               13.10. Construction. All pronouns and any variations thereof used herein shall be deemed to be to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

               13.11. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement, so long as the material economic benefits remain enforceable.

               13.12. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Signatures may be transmitted by facsimile.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth on the first page of this Agreement.

                                 COMPANY:

                                     Aastrom Biosciences, Inc.,
                                     a Michigan corporation
                                     Domino's Farms, Lobby L
                                     24 Frank Lloyd Wright Drive
                                     Ann Arbor, MI 48105
                                     Fax: 313/930-5546



                                     By:    /s/ R. Douglas Armstrong
                                         ---------------------------
                                         R. Douglas Armstrong, Ph.D.,
                                     President



                                 PURCHASER:

                                     Cobe Laboratories, Inc.,
                                     a Colorado corporation
                                     1185 Oak Street
                                     Lakewood, CO 80215
                                     Fax: 303/230-4195

                                     By:  /s/  Edward C. Wood
                                        ----------------------

                                 SCHEDULE 5.5


                                  Litigation


     1. R. M. Schwartz. The Company has written letters to a former employee, Richard M. Schwartz, Ph.D. and Dr. Schwartz's new employer, SyStemix, (i) reminding them of Dr. Schwartz's duty to maintain strict confidentiality as to the Company's trade secrets; and (ii) asking if there has been any breach of this confidentiality obligation; and (iii) commenting that a new invention by Systemix's appears to be derived from the Company's trade secrets. Systemix and Dr. Schwartz have denied any use of the Company's trade secrets. The Company has reserved its rights in this matter, but does not presently contemplate pursuing this potential claim in the near future.

     2. Sundberg-Ferar. The Company has commenced an arbitration proceeding against Sundberg-Ferar ("S-F") for what the Company asserts to be a breach by S-F of the contractual obligations of S-F to not solicit away from the Company's employment its employees. This arbitration is for the Company to seek damages recovery from S-F, although if the Company is not successful in this arbitration, then S-F may seek to recover its attorney's fees incurred in defending the arbitration proceedings.

                                 SCHEDULE  6.4


                                Stock Schedule





                        Shares Issued and Outstanding    Shares Authorized
Preferred Stock
Series A                          2,500,000                  2,500,000
Series B                          3,030,000                  3,030,000
Series C                             10,000                     10,000
Series D                          2,500,001                  3,000,000
Series E                          1,617,647                  1,617,647
Series F                           *833,333                    833,333
Undesignated                          ---                    1,209,020

     Subtotals:                  10,490,981                 12,200,000


Common Stock                      2,829,735                 21,500,000

*  Shares to be sold to Cobe Laboratories, Inc., pursuant to this Agreement.